SECURITIES AND EXCHANGE COMMISSION

                       WASHINGTON, D.C. 20549



                              FORM 8-K
                           CURRENT REPORT


                    Pursuant to Section 13 or 15(d) of
                   the Securities Exchange Act of 1934



                            July 17, 2003

                            Date of Report
                           (Date of earliest
                              event reported)



                      CONSOLIDATED-TOMOKA LAND CO.
        (exact name of registrant as specified in its charter)



                                FLORIDA
             (State or other jurisdiction of incorporation)



                    0-5556                   59-0483700
           (Commission File Number)       (IRS Employer
                                           Identification Number)

            149 South Ridgewood Avenue
               Daytona Beach, FL                   32114
      (Address of principal executive offices)   (Zip Code)




                             (386)255-7558
          (Registrant's telephone number, including area code)

FORM 8-K, July 17, 2003
CONSOLIDATED-TOMOKA LAND CO.
COMMISSION FILE NO.  0-5556
EMPLOYER ID NO.  59-0483700

Item 7. Financial Statements, Pro Forma Financial Information and
        Exhibits

The following exhibit is furnished herewith pursuant to Item 12 of this Report and shall not be deemed to be "filed" for any purpose, including for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section.

        ( c ) Exhibits.

              99.1 Press Release issued July 17, 2003.


Item 9. Regulation FD Disclosure and Item 12. Results of Operations and Financial Condition.

         On July 17, 2003, Consolidated-Tomoka Land Co., a Florida Corporation, issued a press release relating to the Company's earnings for the second quarter of fiscal year 2003. A copy of the press release is furnished as part of this report pursuant to Item 12 of this Form 8-K by being presented under Item 9 in accordance with Securities Exchange Commission Release No. 33-8126.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                            CONSOLIDATED-TOMOKA LAND CO.


Date: July 17, 2003         By:
                            ----------------------------
                            William H. McMunn, President
                            and Chief Executive Officer



Date: July 17, 2003         By:
                            ------------------------
                            Bruce W. Teeters, Senior
                            Vice President - Finance
                            and Treasurer
                            Chief Financial Officer

                           PRESS RELEASE
                       For Immediate Release

Date:      July 17, 2003
Contact:   Bruce W. Teeters, Sr. Vice President
Phone:     (386) 255-7558
Facsimile: (386) 239-0555

        CONSOLIDATED TOMOKA ANNOUNCES SECOND QUARTER EARNINGS

DAYTONA BEACH, FLORIDA - Consolidated-Tomoka Land Co. (AMEX CTO) today reported a net loss of $.04 per share and earnings before depreciation and deferred taxes (EBDDT) of a negative $.04 per share for the quarter ended June 30, 2003. The comparable numbers for the second quarter of 2002 were a net income of $.46 per share and EBDDT of $.90 per share. For the six months ended June 30, 2003, net income totaled $1,500,643 or $.27 per share, compared with net income of $2,466,144 or $.44 per share in 2002. EBDDT totaled $.49 per share in 2003's first six months, compared with $.90 in 2002 for the same period.

EBDDT is being provided to reflect the impact of the Company's business strategy of investing in income properties utilizing tax deferred exchanges. This strategy generates significant amounts of depreciation and deferred taxes. The Company believes EBDDT is useful, along with net income, to understanding the Company's operating results.

William H. McMunn, president and chief executive officer, stated, "The timing of real estate closings unfavorably impacted second quarter operating results compared with last year's same period. Income from the Company's growing portfolio of net-lease properties increased significantly in the three months ended June 30, 2003, compared with 2002's second quarter. Demand for Company lands remains strong. Management is concentrating on closing a backlog of pending contracts by the fourth quarter of this year."

Consolidated-Tomoka Land Co. is a Florida based Company primarily engaged in the real estate industry. Real estate operations include development of land holdings in the Daytona Beach area and the management of income properties strategically located in Florida's rapid growth areas.

                        EARNINGS NEWS RELEASE

                                                              QUARTER ENDED
                                                         --------------------------
                                                         JUNE 30,           JUNE 30,
                                                          2003               2002
                                                         ----------      ----------
Revenues                                                 $3,113,280      $7,274,125

Net Income (Loss)                                        (  232,056)      2,585,373

Basic and Diluted Earnings Per Share:

     Net Income (Loss)                                   (    $0.04)           $0.46


                                                              SIX MONTHS ENDED
                                                          --------------------------
                                                          JUNE 30,            JUNE 30,
                                                           2003                2002
                                                          ----------        ---------
Revenues                                                  $9,036,323       $9,985,126

Net Income                                                $1,500,643       $2,466,144

Basic and Diluted Earnings Per Share:

     Net Income                                                $0.27            $0.44


          RECONCILIATION OF NET INCOME TO EARNINGS BEFORE
                DEPRECIATION AND DEFERRED TAXES


                                                              QUARTER ENDED
                                                      ----------------------------
                                                      JUNE 30,             JUNE 30,
                                                       2003                 2002
                                                      ----------------------------
Net income (Loss)                                     $(232,056)        $2,585,373

Add Back:

     Depreciation                                       257,822            199,446

     Deferred Taxes                                    (267,911)         2,277,274
                                                        -------          ---------
Earnings Before Depreciation and Deferred Taxes       $(242,145)        $5,062,093
                                                        =======          =========

EBDDT Per Share                                          $(0.04)             $0.90
                                                        =======          =========

                                                            SIX MONTHS ENDED
                                                      ---------------------------
                                                      JUNE 30,             JUNE 30,
                                                       2003                 2002
                                                      ----------------------------
Net Income                                            $1,500,643        $2,466,144

Add Back:

     Depreciation                                        550,178           398,068

     Deferred Taxes                                      692,351          2,192,299
                                                       ---------          ---------
Earnings Before Depreciation and Deferred Taxes       $2,743,172         $5,056,511
                                                       =========          =========

EBDDT Per Share                                            $0.49              $0.90
                                                       =========          =========

EBDDT - Earnings Before Depreciation and Deferred Taxes. EBDDT is not a measure of operating results or cash flows from operating activities as defined by Generally Accepted Accounting Principles. Further, EBDDT is not necessarily indicative of cash availability to fund cash needs and should not be considered as an alternative to cash flow as a measure of liquidity. The Company believes, however, that EBDDT provides relevant information about operations and is useful, along with net income, for an understanding of the Company's operating results.

EBDDT is calculated by adding depreciation and deferred income taxes to net income as they represent non-cash charges.

                       CONSOLIDATED-TOMOKA LAND CO.
                       CONSOLIDATED BALANCE SHEET


                                                     (Unaudited)
                                                        June 30,     December 31,
                                                         2003          2002
                                                      --------------------------
ASSETS
Cash                                                     125,405      1,019,976
Restricted Cash                                        2,743,161     12,339,527
Investment Securities                                  4,651,317      5,013,224
Notes Receivable                                       8,816,626      9,640,676
Real Estate Held for Development and Sale              9,721,955      7,453,628
Refundable Income Taxes                                  671,564        815,503
Other Assets                                           3,184,615      3,684,860
                                                      ----------     ----------
                                                     $29,914,643    $39,967,394
                                                      ----------     ----------
Property, Plant and Equipment:
 Land, Timber and Subsurface Interests               $ 2,020,190    $ 1,958,550
 Golf Buildings, Improvements and Equipment           11,274,870     11,259,631
 Income Properties Land, Buildings and Improvements   35,862,821     22,964,712
 Other Furnishings and Equipment                         900,482        886,767
                                                      ----------     ----------
  Total Property, Plant and Equipment                 50,058,363     37,069,660
Less Accumulated Depreciation and Amortization        (3,261,160)    (2,710,992)
                                                      ----------     ----------
 Net - Property, Plant and Equipment                  46,797,203     34,358,668
                                                      ----------     ----------
 TOTAL ASSETS                                        $76,711,846    $74,326,062
                                                      ==========     ==========
LIABILITIES
Accounts Payable                                     $   194,557    $   304,480
Accrued Liabilities                                    3,828,378      3,085,131
Deferred Income Taxes                                  9,536,079      8,843,728
Notes Payable                                          9,129,971      9,235,072
                                                      ----------     ----------
     TOTAL LIABILITIES                                22,688,985     21,468,411
                                                      ----------     ----------
SHAREHOLDERS' EQUITY
Common Stock                                           5,620,733      5,615,579
Additional Paid in Capital                             1,188,503        835,750
Retained Earnings                                     48,110,534     47,171,449
Accumulated Other Comprehensive Loss                 (   896,909)    (  765,127)
                                                      ----------     ----------
     TOTAL SHAREHOLDERS' EQUITY                       54,022,861     52,857,651
                                                      ----------     ----------
     TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY      $76,711,846    $74,326,062
                                                      ==========     ==========

                           "Safe Harbor"

Certain statements contained in this press release (other than the financial statements and statements of historical fact), are forward-looking statements. The words "believe," "estimate," "expect," "intend," "anticipate," "will," "could," "may," "should," "plan," "potential," "predict," "forecast," and similar expressions and variations thereof identify certain of such forward-looking statements, which speak only as of the dates on which they were made. Forward-looking statements are made based upon management's expectations and beliefs concerning future developments and their potential effect upon the Company. There can be no assurance that future developments will be in accordance with management's expectations or that the effect of future developments on the Company will be those anticipated by management.

The Company wishes to caution readers that the assumptions which form the basis for forward-looking statements with respect to or that may impact earnings for the year ended December 31, 2003, and thereafter include many factors that are beyond the Company's ability to control or estimate precisely. These risks and uncertainties include, but are not limited to, the market demand of the Company's real estate parcels, income properties, timber and other products; the impact of competitive real estate; changes in pricing by the Company or its competitors; the costs and other effects of complying with environmental and other regulatory requirements; losses due to natural disasters; and changes in national, regional or local economic and political conditions, such as inflation, deflation, or fluctuation in interest rates.

While the Company periodically reassesses material trends and uncertainties affecting its results of operations and financial condition, the Company does not intend to review or revise any particular forward-looking statement referenced herein in light of future events.

































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